Exhibit 5.3

JONES WALKER LLP LETTERHEAD

July     , 2013

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Re:	Registration Statement on Form S-4 for $425,000,000 aggregate principal amount of Alere Inc.’s 6.500% Senior Subordinated Notes due 2020 issued in exchange for $425,000,000 aggregate principal amount of Alere’s existing 6.5000% Senior Subordinated Notes due 2020

Ladies and Gentlemen:

We have acted as special counsel to (a) Quality Assured Services, Inc., a Florida corporation (“QAS”), Avee Laboratories Inc., a Florida corporation (“Avee”), Screen Tox, Inc., a Florida corporation (“Screen Tox”), and Global Analytical Development LLC, a Florida limited liability company (“GAD” and, together with Avee, Screen Tox, the “Florida Guarantors” and each, a “Florida Guarantor”), (b) Alere Healthcare of Illinois, a Georgia corporation (the “Georgia Guarantor”), and (c) Alere Toxicology Services, Inc., a Louisiana corporation (the “Louisiana Guarantor” and, together with the Florida Guarantors and the Georgia Guarantor, the “Guarantors” and each, a “Guarantor”), each of which is an indirect wholly-owned subsidiary of Alere Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) being filed by the Company, and certain subsidiaries of the Company, including the Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the offer (the “Exchange Offer”) to exchange the Company’s existing 6.500% Senior Subordinated Notes due 2020 issued on May 24, 2013 (the “Old Notes”), together with the guarantees of the Old Notes by the Guarantors and the other such subsidiaries, for up to $425 million aggregate principal amount of the Company’s 6.500% Senior Subordinated Notes due 2020 (the “New Notes”), together with the guarantees of the New Notes by the Guarantors and the other such subsidiaries (the “Guarantees”).

The New Notes and the Guarantees will be issued pursuant to that certain Indenture dated as of May 12, 2009 (the “Base Indenture”), by and between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture dated as of May 24, 2013 (the “Sixteenth Supplemental Indenture”, and the Base Indenture, as amended and supplemented by the Sixteenth Supplemental Indenture, the “Indenture”) by and among the Company, the subsidiary guarantors named in such supplemental indenture and the Trustee, as contemplated by the Registration Rights Agreement dated as of May 24, 2013 by and among the Company, the subsidiary guarantors named therein and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers.

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All capitalized terms used but not defined in this opinion letter shall have the meanings assigned to such terms in the Indenture.

1.	Documents Reviewed

In connection with this opinion letter, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following:

1.1 the Indenture;

1.2 the Registration Statement;

1.3 the Certificate of Good Standing of QAS issued by the Florida Secretary of State dated June 21, 2013 (the “QAS Good Standing Certificate”);

1.4 the certified copy of the Articles of Incorporation of QAS issued by the Florida Secretary of State dated June 16, 2011, as amended up to the date hereof (the “QAS Articles”);

1.5 the By-Laws of QAS, as amended up to the date hereof (the “QAS Bylaws” and together with the QAS Articles, the “QAS Constituent Documents”);

1.6 the Unanimous Consent of the Board of Directors of QAS, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by QAS of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto;

1.7 the Certificate of Good Standing of Avee issued by the Florida Secretary of State dated June 21, 2013 (the “Avee Good Standing Certificate”);

1.8 the certified copy of the Articles of Incorporation of Avee issued by the Florida Secretary of State dated February 8, 2013, as amended up to the date hereof (the “Avee Articles”);

1.9 the By-Laws of Avee, as amended up to the date hereof (the “Avee Bylaws” and together with the Avee Articles, the “Avee Constituent Documents”);

1.10 the Unanimous Consent of the Board of Directors of Avee, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by Avee of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto;

1.11 the Certificate of Good Standing of Screen Tox issued by the Florida Secretary of State dated June 21, 2013 (the “Screen Tox Good Standing Certificate”);

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1.12 the certified copy of the Articles of Incorporation of Screen Tox issued by the Florida Secretary of State dated March 7, 2013, as amended up to the date hereof (the “Screen Tox Articles”);

1.13 the By-Laws of Screen Tox, as amended up to the date hereof (the “Screen Tox Bylaws” and together with the Screen Tox Articles, the “Screen Tox Constituent Documents”);

1.14 the Unanimous Consent of the Board of Directors of Screen Tox, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by Screen Tox of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto;

1.15 the Certificate of Good Standing of GAD issued by the Florida Secretary of State dated June 21, 2013 (the “GAD Good Standing Certificate”);

1.16 the certified copy of the Articles of Organization of GAD issued by the Florida Secretary of State dated March 7, 2013, as amended up to the date hereof (the “GAD Articles”);

1.17 the Operating Agreement of GAD, as amended up to the date hereof (the “Operating Agreement” and together with the GAD Articles, the “GAD Constituent Documents”);

1.18 the Written Consent of the Sole Member of GAD, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by GAD of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto;

1.19 the Certificate of Good Standing of the Georgia Guarantor issued by the Georgia Secretary of State dated June 15, 2011 (the “Georgia Guarantor Good Standing Certificate”);

1.20 the certified copy of the Articles of Incorporation of the Georgia Guarantor issued by the Georgia Secretary of State dated June 21, 2013, as amended up to the date hereof (the “Georgia Guarantor Articles”);

1.21 the By-Laws of the Georgia Guarantor, as amended up to the date hereof (the “Georgia Guarantor Bylaws” and together with the Georgia Guarantor Articles, the “Georgia Guarantor Constituent Documents”);

1.22 the Unanimous Consent of the Board of Directors of the Georgia Guarantor, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by the Georgia Guarantor of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto;

1.23 the Certificate of Good Standing of the Louisiana Guarantor issued by the Louisiana Secretary of State dated June 21, 2013 (the “Louisiana Guarantor Good Standing Certificate”);

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1.24 the certified copy of the Articles of Incorporation of the Louisiana Guarantor issued by the Louisiana Secretary of State dated June 15, 2011, as amended to the date hereof (the “Louisiana Guarantor Articles”);

1.25 the Amended and Restated Bylaws of the Louisiana Guarantor (formerly known as Laboratory Specialists, Inc.), as amended to the date hereof (the “Louisiana Guarantor Bylaws” and together with the Louisiana Guarantor Articles, the “Louisiana Guarantor Constituent Documents”); and

1.26 the Unanimous Consent of the Board of Directors of the Louisiana Guarantor, adopted on May 10, 2013, in connection with the authorization and approval of the execution, delivery and performance by the Louisiana Guarantor of the Sixteenth Supplemental Indenture and its Guarantee provided pursuant thereto and all other documents related thereto.

Items 1.1 and 1.2 are hereinafter collectively referred to as the “Documents”. The QAS Good Standing Certificate, the Avee Good Standing Certificate, the Screen Tox Good Standing Certificate and the GAD Good Standing Certificate are hereinafter collectively referred as the “Florida Guarantor Good Standing Certificates”. The QAS Constituent Documents, the Avee Constituent Documents, the Screen Tox Constituent Documents, the GAD Constituent Documents, the Georgia Constituent Documents and the Louisiana Guarantor Constituent Documents are hereinafter collectively referred as the “Constituent Documents”.

We have also examined originals, or copies certified or otherwise identified to our satisfaction as originals, of such agreements, documents, certificates, consents, corporate consents and statements of public officials and corporate officers and representatives and have made such investigations as we have deemed relevant and necessary in order to render the opinions contained herein. As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Documents and the documents referred to therein by the various parties thereto, and, in addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon a certificate or certificates or other written or oral advice of an official, officer, authorized representative or member of the particular governmental authority, corporation, firm or other person or entity concerned.

2.	Assumptions

In our examination, we have assumed, with your permission and without independent verification:

2.1 the genuineness of all signatures on each of the documents examined by us;

2.2 the legal capacity as natural persons of all natural persons who have signed documents examined by us;

2.3 the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such copies;

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2.4 that each party to the Documents, other than the Guarantors, is in good standing under its jurisdiction of organization and has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Documents to which it is a party;

2.5 that the Documents have been duly authorized, executed and delivered by all parties thereto other than the Guarantors;

2.6 the factual accuracy and completeness of (i) all records made available to us by the Guarantors, (ii) all certificates submitted to us, and (iii) each of the representations and warranties made in the Documents by each of the parties thereto;

2.7 that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder, and that there are no agreements or understandings, written or oral, between or among any of the parties to the Documents that would modify or amend the terms thereof; and

2.8 that there has been no material mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution, delivery or performance of the Documents.

3.	Opinions

Based upon and subject to the foregoing and to the other qualifications and limitations stated herein, we are of the opinion that:

3.1 Each Florida Guarantor is a corporation or limited liability company validly existing and in good standing under the laws of the State of Florida and had the requisite corporate or limited liability company power and authority to enter into, to execute and deliver the Supplemental Indenture at the time of such execution and delivery and had and has the requisite corporate or limited liability company power and authority to perform its obligations under the Indenture (including under its Guarantee therein).

3.2 The Georgia Guarantor is a corporation validly existing and in good standing under the laws of the State of Georgia and had the requisite corporate power and authority to enter into, to execute and deliver the Supplemental Indenture at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including under its Guarantee therein).

3.3 The Louisiana Guarantor is a corporation validly existing and in good standing under the laws of the State of Louisiana and had the requisite corporate power and authority to enter into, to execute and deliver the Supplemental Indenture at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including under its Guarantee therein).

3.4 The execution and delivery by each Guarantor of the Supplemental Indenture, the performance by each Guarantor of its obligations under the Indenture, and the Guarantee of each Guarantor have been duly authorized by all requisite corporate or limited liability company action on the part of each such Guarantor.

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3.5 The Supplemental Indenture has been duly executed and delivered by each Guarantor.

3.6 The execution and delivery by each Guarantor of the Supplemental Indenture and the performance by each Guarantor of its obligations under the Indenture (including under its Guarantee therein) do not and will not violate such Guarantor’s Constituent Documents.

4.	Qualifications, Exceptions and Limitations.

The opinions expressed herein are subject to the following qualifications, exceptions and limitations:

4.1 Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Florida, the State of Georgia and the State of Louisiana.

4.2 For purposes of the opinion in Section 3.1, we have relied exclusively upon the Florida Guarantor Good Standing Certificates and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

4.3 For purposes of the opinion in Section 3.2, we have relied exclusively upon the Georgia Guarantor Good Standing Certificate and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate.

4.4 For purposes of the opinion in Section 3.3, we have relied exclusively upon the Louisiana Guarantor Good Standing Certificate and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate.

4.5 We are expressing no opinion with respect to any document other than those portions of the Indenture to which the Guarantors are bound, and are expressing no opinion as to the validity or enforceability of any document.

4.6 We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

4.7 This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

4.8 The opinions expressed in this opinion letter are as of the date hereof and are rendered solely in connection with the transactions contemplated herein, and we express no opinion regarding, nor do we assume any obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law, circumstances or events that may occur or become effective at a later date.

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This opinion letter is furnished to the addressees of this opinion letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose. This opinion letter is rendered solely for the benefit of the addressees of this opinion letter and such other persons as are entitled to rely on it pursuant to the applicable provisions of the Securities Act and may not be relied upon by any other person without our written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

Jones Walker LLP

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